                                                                    EXHIBIT 25.2

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                       ---------------------------------

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

  A National Banking Association                     31-0838515
                                                  (I.R.S. employer
                                               identification number)

  100 East Broad Street, Columbus, Ohio               43271-0181
  (Address of principal executive offices)             (Zip Code)

                 Bank One Trust Company, National Association
                       1 Bank One Plaza, Suite IL1-0126
                         Chicago, Illinois 60670-0126
            Attn:  Sandra L. Caruba, Vice President, (312) 336-9436
           (Name, address and telephone number of agent for service)


                      -----------------------------------
                              CNG CAPITAL TRUST I
              (Exact name of obligor as specified in its charter)



          Delaware                                 Applied for
 (State or other jurisdiction of                 (I.R.S. employer
 incorporation or organization)               identification number)

c/o CONSOLIDATED NATURAL GAS COMPANY
120 Tredegar Street
Richmond, Virginia                                     23219
(Address of principal executive offices)             (Zip Code)

                          Trust Preferred Securities
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor
          ------------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 6th day of December, 2000.


                     Bank One Trust Company, National Association,
                     Trustee

                     By  /s/ Sandra L. Caruba
                         --------------------
                        Sandra L. Caruba
                        Vice President



*Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                 December 6, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of a declaration of trust between CNG Capital Trust I and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                       Very truly yours,

                       Bank One Trust Company, National Association


                       By: /s/ Sandra L. Caruba
                           -----------------------------
                               Sandra L. Caruba
                               Vice President

                              EXHIBIT TO FORM T-1

Legal Title of Bank:   Bank One Trust Company, N.A.   Call Date: 09/30/00       State #:  391581     FFIEC 032
Address:               100 Broad Street               Vendor ID: D              Cert #:   21377      Page RC-1
City, State  Zip:      Columbus, OH 43271             Transit #: 04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                       Dollar Amounts in thousands    C300
                                                                                                                      ----
                                                                                       RCON     BIL MIL THOU
                                                                                       ----     ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                            RCON
                                                                                       ----
     a. Noninterest-bearing balances and currency and coin(1)                          0081          107,674           1.a
     b. Interest-bearing balances(2)............................................       0071           19,256           1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)                      1754                0           2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)............       1773            4,003           2.b
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                            1350          637,978           3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule                        RCON
                                                                                       ----
     RC-C)......................................................................       2122          220,388           4.a
     b. LESS: Allowance for loan and lease losses...............................       3123            1,201           4.b
     c. LESS: Allocated transfer risk reserve...................................       3128                0           4.c
     d. Loans and leases, net of unearned income, allowance, and                       RCON
                                                                                       ----
        reserve (item 4.a minus 4.b and 4.c)....................................       2125          219,187           5.d
5.   Trading assets (from Schedule RD-D)........................................       3545                0           5.
6.   Premises and fixed assets (including capitalized leases)...................       2145           25,122           6.

7.   Other real estate owned (from Schedule RC-M)...............................       2150                0           7.

8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).............................................       2130                0           8.
9.   Customers' liability to this bank on acceptances outstanding...............       2155                0           9.
10.  Intangible assets (from Schedule RC-M).....................................       2143           14,726          10.
11.  Other assets (from Schedule RC-F)..........................................       2160          335,321          11.
12.  Total assets (sum of items 1 through 11)...................................       2170        1,363,267          12.

___________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:   Bank One Trust Company, N.A.   Call Date: 09/30/00       State #:  391581     FFIEC 032
Address:               100 Broad Street               Vendor ID: D              Cert #:   21377      Page RC-2
City, State  Zip:      Columbus, OH 43271             Transit #: 04400003

                                                                                                 Dollar Amounts in
                                                                                                   Thousands
                                                                                                   ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                RCON
                                                                                            ----
       from Schedule RC-E, part 1)...........................................               2200            1,134,992     13.a
       (1) Noninterest-bearing(1)............................................               6631              663,468     13.a1
       (2) Interest-bearing..................................................               6636              471,524     13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)...
       (1) Noninterest bearing.......................
       (2) Interest-bearing..........................
14. Federal funds purchased and securities sold under agreements
    to repurchase:...........................................................               RCFD 2800               0     14
15. a. Demand notes issued to the U.S. Treasury..............................               RCON 2840               0     15.a
    b.   Trading Liabilities(from Sechedule RC-D)............................               RCFD 3548               0     15.b

16. Other borrowed money:....................................................               RCON
                                                                                            ----
    a. With original maturity of one year or less............................               2332                    0     16.a
    b. With original  maturity of more than one year.........................               A547                    0     16.b
    c.  With original maturity of more than three years......................               A548                    0     16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding..................               2920                    0     18.
19. Subordinated notes and debentures........................................               3200                    0     19.
20. Other liabilities (from Schedule RC-G)...................................               2930               88,146     20.
21. Total liabilities (sum of items 13 through 20)...........................               2948            1,223,138     21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus............................               3838                    0     23.
24. Common stock.............................................................               3230                  800     24.
25. Surplus (exclude all surplus related to preferred stock).................               3839               45,157     25.
26. a. Undivided profits and capital reserves................................               3632               94,155     26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities............................................................               8434                   17     26.b
    c. Accumulated net gains (losses) on cash flow hedges....................               4336                    0     26.c
27. Cumulative foreign currency translation adjustments
28. Total equity capital (sum of items 23 through 27)........................               3210              140,129     28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)....................................               3300            1,363,267     29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best
    describes the most comprehensive level of auditing work performed for the          ---------------
    bank by independent external Number auditors as of any date during                  N/A                 Number
    1996.......................................................RCFD 6724 .......       ---------------      M.1

1 = Independent audit of the bank conducted in accordance other with generally accepted auditing standards by a certified state chartering public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company external conducted in accordance with generally accepted auditing standards by a certified public accounting firm which external submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4.= Directors' examination of the bank performed by external auditors (may be required by authority)
5 =   Review of the bank's financial statements by auditors
6 =   Compilation of the bank's financial statements by auditors
7 =   Other audit  procedures  (excluding tax  preparation
8 =   No external audit work

______________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.